EXHIBIT 10.11

                         AMCOL International Corporation
                      Fourth Amendment to Credit Agreement



Harris Trust and Savings Bank
Chicago, Illinois

The First National Bank of
Chicago, Illinois

LaSalle National Bank
Chicago, Illinois

The Northern Trust Company
Chicago, Illinois

Bank of America National
Trust and Savings Association
Chicago, Illinois


Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement dated as of October 4, 1994 as heretofore amended (the "Credit Agreement") by and among the undersigned, AMCOL International Corporation (formerly known as American Colloid Company), a Delaware corporation (the "Company"), Harris Trust and Savings Bank in its capacity as Agent (the "Agent") and you (collectively, the "Banks"). The Company applies to the Banks for their agreement to increase the aggregate amount of the Revolving Credit to $125,000,000, extend the Termination Date of the Revolving Credit, add Bank of America National Trust and Savings Association as a Bank under the Credit Agreement and amend certain terms of the Credit Agreement in the manner and on the terms and conditions set forth herein. Capitalized terms used in this Amendment and not otherwise specifically defined have the meaning given such terms in the Credit Agreement.

Section 1. Addition of New Bank.

     Upon satisfaction of all of the conditions precedent set forth in Section 3 of this Amendment:

     Section 1.1. Bank of America National Trust and Savings Association (the "New Bank") shall assume the role of a Bank under the Credit Agreement with a Commitment in the principal amount of $20,000,000 (the "New Commitment"). The New Bank shall have all the rights and, from and after the date this Amendment becomes effective, obligations currently held by all the Banks. The parties hereto consent to such addition of the New Bank and the New Commitment under the Credit Agreement. Notwithstanding anything contained herein to the contrary, the increase of the Commitments contemplated by the addition of the New Bank shall not become effective until the satisfaction of the conditions precedent set forth in
Section 3 hereof. Accordingly, all references in the Credit Agreement, Notes and Guaranty Agreements (collectively, the "Loan Documents") to the terms "Bank" and "Banks" shall be deemed to include, and be a reference to, the New Bank.

     Section 1.2. All references in the Credit Agreement and the Loan Documents to the Notes or any of them shall be deemed to include, and be a reference to, the Revolving Credit Note issued pursuant hereto by the Company to the New Bank.

     Section 1.3. The New Bank shall be deemed a Bank signatory to the Credit Agreement and the following address and Commitment shall be deemed to appear on the Banks' signature page in the Credit Agreement as so amended for the New
Bank:

                            231 South LaSalle Street
                             Chicago, Illinois 60697
                             Attention: Daniel Lange
                          Commitment: $20,000,000 (16%)
                             Telephone: 312-828-2756
                            Telecopier: 312-828-6647

Section 2.           Amendments To Credit Agreement.

     Upon satisfaction of all of the conditions precedent specified in Section 3 of this Amendment, the Credit Agreement shall be amended as follows:

     Section 2.1. The definition of "Termination Date" appearing in Section 4 of the Credit Agreement shall be amended by deleting the date "October 31, 2000" appearing therein and by substituting therefor the date "October 31, 2003".

     Section 2.2. Section 4 of the Credit Agreement shall be further amended by adding the following new definition thereto:

          "Year 2000 Problem" means any significant risk that computer hardware, software, or equipment containing embedded microchips essential to the business or operations of the Company or any of its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as efficiently and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.

     Section 2.3. Section 6 of the Credit Agreement shall be amended by adding the following new Section 6.3 at the end thereof:

          "Section 6.3. The Company is conducting a comprehensive review and assessment of the computer applications of the Company and its Subsidiaries and is making inquiry of their material suppliers, service vendors
     (including data processors) and customers, with respect to any defect in computer software, data bases, hardware, controls and peripherals related to the occurrence of the year 2000 or the use at any time of any date which is before, on and after December 31, 1999, in connection therewith. Based on the foregoing review, assessment and inquiry, the Company believes that no such defect could reasonably be expected to have a material adverse effect on the business or financial affairs of the Company (or of the Company and its Subsidiaries taken on a consolidated basis)."

     Section 2.4. Subsections (e), (f), (g), (h) and (i) of Section 7.15 of the Credit Agreement shall be deleted and the following subsections (e), (f), (g) and (h) shall be inserted in their stead:

          "(e) investments in, and loans and advances to, Domestic Subsidiaries;

          (f) investments in, and loans and advances to, Restricted Subsidiaries (other than Domestic Subsidiaries) provided such investments, loans and advances at any one time outstanding do not exceed the sum of (i) $100,000,000 plus (ii) the amount (if any) by which (A) $50,000,000 exceeds
     (B) the aggregate amount outstanding on investments, loans and advances permitted solely by virtue of subsection (h) of this Section;

          (g) acquisitions, provided that (i) no Default or Event of Default exists or would exist after giving effect to such acquisition, (ii) the board of directors or other governing body of such Person whose property or Voting Stock is being so acquired has approved the terms of such acquisition and (iii) prior to each acquisition requiring consideration from the Company and its Subsidiaries in excess of $10,000,000, (x) there is delivered to the Banks a certificate, signed by the chief financial officer of the Company, demonstrating that, taking into account such acquisition and its effects, the Company will remain in compliance with the covenants set forth in Sections 7.6, 7.7 and 7.8 hereof as of the date of such acquisition and, based on projections believed by the Company to be reasonable, at all times during the twelve month period following such date and certifying that no Default or Event of Default has occurred or is continuing hereunder as of the date of and immediately after giving effect to such acquisition and (y) such certificate is true and correct; and

          (h) any other investments, loans and advances not otherwise permitted by this Section in an aggregate amount not to exceed $50,000,000."

     Section 2.5. Section 7 of the Credit Agreement shall be amended by adding the following new Section 7.18 at the end thereof:

          "Section 7.18. Year 2000 Assessment. The Company shall take all actions necessary and commit adequate resources to assure that its computer-based and other systems (and those of all Subsidiaries) are able to effectively process dates, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that could cause a material adverse effect on the business or financial affairs of the Company (or of the Company and its Subsidiaries taken on a consolidated basis). At the request of the Banks, the Company will provide the Banks with written assurances and substantiations (including, but not limited to, the results of internal or external audit reports prepared in the ordinary course of business) reasonably acceptable to the Banks as to the capability of the Company and its Subsidiaries to conduct its and their businesses and operations before, on and after January 1, 2000, without experiencing a Year 2000 Problem causing a material adverse effect on the business or financial affairs of the Company (or of the Company and its Subsidiaries taken on a consolidated basis)."

     Section 2.6. The portion of the Banks' signature pages to the Credit Agreement under the column headed "Amount of Commitments" shall be amended in its entirety and as so amended shall read as follows:

               Amount and
              Percentage of
              Commitments:                                      Bank:

              $35,000,000                     Harris Trust and Savings Bank
                 (28%)

              $25,000,000                     The First National Bank of Chicago
                 (20%)

              $15,000,000                     LaSalle National Bank
                 (12%)

              $30,000,000                     The Northern Trust Company
                 (24%)

Section 3.           Conditions Precedent.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

     Section 3.1. The Company, the Agent and the Banks (including the New Bank) shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

     Section 3.2. The Agent shall have received (i) for delivery to Bank of America National Trust and Savings Association and The Northern Trust Company (each an "Amending Bank") new Revolving Credit Notes payable to the order of each Amending Bank in the face principal amount of its Commitment after giving effect to this Amendment, such new Revolving Credit Notes to constitute "Revolving Credit Notes" for all purposes of the Credit Agreement upon the Agent's receipt of the same for each Amending Bank and (ii) for return to the Company the existing Revolving Credit Notes heretofore issued to each Amending Bank.

     Section 3.3. The Agent shall have received an executed Guarantors' Consent in the form attached hereto.

     Section 3.4. The Banks shall have received copies (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment and the other instruments and documents contemplated hereby and an opinion of counsel to the Company in a form satisfactory to the Banks.

     Section  3.5.  Each of the  representations  and  warranties  set  forth in
Section 5 of the Credit Agreement shall be true and correct (except that the representations contained in Section 5.4 of the Credit Agreement shall be deemed to refer to the most recent financial statements of the Company delivered to the Banks pursuant to Section 7.14 of the Credit Agreement). The Company further represents and warrants that the Guarantors listed on Exhibit A hereto constitute all of the Company's Domestic Subsidiaries existing as of the date hereof

     Section 3.6. The Company shall be in full compliance with all of the terms and conditions of the Credit Agreement and no Event of Default or Default shall have occurred and be continuing thereunder or shall result after giving effect to this Amendment.

Section 4.           Reallocation of Eurocurrency Loans.

     If upon this Amendment becoming effective there are any Loans outstanding, but in that event anything contained in the Credit Agreement to the contrary notwithstanding, substantially concurrent with this Amendment becoming effective there shall be such nonratable Borrowings and repayments under the Credit Agreement, as amended hereby, so that, after giving effect thereto, each Bank holds its ratable share (with ratably for such purposes to be determined in accordance with the Banks' respective Commitments after giving effect to this Amendment) of the total of the Loans then outstanding; provided, however, that if there are any Eurocurrency

Loans outstanding on such date, then in that event and to that extent nonratable Loans and repayments shall not, unless the Company otherwise elects, it being understood that such an election will be subject to payment of any amount due the Banks (under Section 2.5 hereof) be made on such date but rather shall be made on the last day of each interest period applicable to each Eurocurrency Loan, all to the end that all Loans outstanding under the Credit Agreement shall be made ratably from each Bank according to its Commitment in effect after given effect to this Amendment at the earliest date on which the same can be accomplished without requiring that a Eurocurrency Loan be paid on a date other than the last day of the interest period applicable thereto. If during such period, additional Borrowings are requested, the Company acknowledges and agrees that it shall only request Borrowings in amounts which will permit the Loans for each such Borrowing to be made ratably from each Bank according to its Commitment in effect after giving effect to this Amendment and which will not cause such Loans to exceed any Bank's Commitment. The parties hereto understand and acknowledge and agree that the percentage of the New Bank's Commitments in use in the form of Eurocurrency Loans may, upon the effectiveness of this Amendment, be less than the percentage of the other Banks' Commitments in use in the form of Eurocurrency Loans. The Commitment Fee accruing during this period shall be allocated among the Banks in accordance with their Commitments after giving effect to this Amendment.

Section 5.           Miscellaneous.

     Section 5.1. Except as specifically amended herein the Credit Agreement shall continue in full force and effect. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit
Agreement itself, the Revolving Credit Notes, the Guaranty Agreement or any communication issued or made pursuant to or with respect thereto, any reference to the Credit Agreement in any of such being sufficient to refer to the Credit Agreement as amended hereby.

     Section 5.2. The Company shall pay all fees and expenses (including attorneys' fees) incurred by Harris Trust and Savings Bank and its counsel incurred in connection with the drafting and preparation, and supervision of legal matters in connection with this Amendment.

     Section 5.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same Agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

Dated as of this 15th day of December, 1998.

                            AMCOL International Corporation (formerly known as
                                                      American Colloid Company)


                                                    By   /s/ Paul G. Shelton
                                                      Its  Senior Vice President



Accepted and agreed to as of the day and year last above written.

                                              Harris Trust and Savings Bank,
                                                individually and as Agent

                                              By   /s/ Ray Whitacre
                                                Its Vice President


                                              The First National Bank of Chicago


                                              By   /s/ Barry Litwin
                                                Its Senior Vice President


                                              LaSalle National Bank


                                              By   /s/ Richard Bott
                                                Its Senior Vice President


                                              The Northern Trust Company


                                              By  /s/ Daniel R. Hintzen
                                                Its Vice President


                                               Bank of America National Trust
                                                and Savings Association


                                               By  /s/  Daniel Lange
                                                 Its Vice President

                               Guarantors' Consent

     The undersigned are party to that certain Joint and Several Guaranty Agreement dated as of October 4, 1994 (as supplemented, the "Guaranty Agreement"), and hereby consent to the amendment of the Credit Agreement as set forth above and confirm that such Guaranty Agreement and all of the undersigneds' obligations thereunder remain in full force and effect. Without limiting the generality of the foregoing, the undersigned acknowledge and agree that all references to the "Credit Agreement" in the Guaranty Agreement shall be deemed references to the Credit Agreement as amended by the Fourth Amendment to Credit Agreement and further agree that any reference in such Guaranty to the Company's former name, "American Colloid Company" shall be amended to be references to the Company's new name "AMCOL International Corporation". The undersigned further agree that the consent of the undersigned to any further amendments of the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Guaranty Agreement referred to above.

      Dated as of December __, 1998.

                                         Ameri-Co Carriers, Inc.


                                         By  /s/ Paul G. Shelton
                                           Its President

                                         Nationwide Freight Service, Inc.


                                         By  /s/ Paul G. Shelton
                                            Its President

                                         Chemdal Corporation


                                         By  /s/ Paul G. Shelton
                                            Its Treasurer

                                         Superior Absorbents, Inc.


                                          By  /s/ Paul G. Shelton
                                             Its Treasurer

                                           Montana Minerals Development Company


                                           By  /s/ Paul G. Shelton
                                              Its Treasurer

                                           Chemdal International Corporation

                                           By  /s/ Paul G. Shelton
                                              Its Treasurer

                                           Regeneration Technologies, Inc.


                                           By  /s/ Paul G. Shelton
                                              Its Treasurer

                                          Colloid Environmental Technologies
                                            Company


                                           By  /s/ Paul G. Shelton
                                              Its Treasurer

                                           American Colloid Company (f.k.a. AES
                                             Acquisition, Inc.and American
                                             Colloid Mineral Company)


                                           By  /s/ Paul G. Shelton
                                              Its Treasurer

                                           Volclay International Corporation


                                           By  /s/ Paul G. Shelton
                                              Its Treasurer

                                           Nanocor, Inc.


                                           By  /s/ Paul G. Shelton
                                              Its Treasurer

                                    Exhibit A

                              Domestic Subsidiaries


                 Name                             Jurisdiction of Incorporation

Ameri-Co Carriers, Inc.                                     Nebraska

Nationwide Freight Service, Inc.                            Nebraska

Chemdal Corporation                                         Delaware

Superior Absorbents, Inc.                                   Delaware

Montana Minerals Development Company                        Montana

Chemdal International Corporation                           Delaware

Regeneration Technologies, Inc. (f.k.a. Amcol               Delaware
   International Corp.)

Colloid Environmental Technologies Company                  Delaware

American Colloid Company (f.k.a. AES                        Delaware
   Acquisition, Inc. and American Colloid Mineral Company)

Nanocor, Inc.                                               Delaware

Volclay International Corporation                           Delaware